UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2017

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-3575334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 100

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 — Entry into a Material Definitive Agreement

Indenture

As previously reported, on December 20, 2017, Egalet Corporation (the “Company”) entered into exchange agreements (the “Exchange Agreements”) with certain holders (the “Holders”) of the Company’s 5.50% convertible senior notes due 2020 (the “5.50% Notes”) pursuant to which the Holders agreed to exchange, in the aggregate, approximately $36.4 million of outstanding principal amount of the 5.50% Notes for, in the aggregate, (i) approximately $23.9 million of the Company’s new 6.50% convertible senior notes due 2024 (the “New Notes”), (ii) a warrant exercisable for 3.5 million shares of the Company’s common stock and (iii) payments, in cash, of all accrued but unpaid interest as of the closing on the 5.50% Notes exchanged in the transaction (the “Exchange”).

On December 27, 2017, the Company completed the Exchange.  The Company consummated the Exchange in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and the New Notes and any common stock issuable upon conversion of the New Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The New Notes were issued pursuant to an indenture (the “Indenture”), dated December 27, 2017, by and among the Company, the subsidiary guarantors party thereto as of the date thereof, and The Bank of New York Mellon, as trustee (the “Trustee”).

The New Notes will pay interest semiannually in arrears on January 1 and July 1 of each year commencing July 1, 2018 at a rate of 6.50% per year, which rate is subject to adjustment in accordance with the terms of the Indenture and as described below.  The New Notes are general unsecured obligations of the Company and rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and senior in right of payment to all of its existing and future subordinated indebtedness. The New Notes will mature on December 31, 2024, unless earlier repurchased, redeemed or converted in accordance with the terms of the Indenture prior to such date. Subject to certain conditions, on or after January 1, 2021, the Company may redeem for cash all or a part of the New Notes.  The New Notes will be convertible at any time until the close of business on the business day immediately preceding the maturity date.  Upon conversion and subject to certain conditions, holders of the New Notes will receive shares of the Company’s common stock at an initial conversion rate of 749.6252 shares of common stock per $1,000 principal amount of New Notes, which is equivalent to an initial conversion price of approximately $1.33 per share, and is subject to adjustment under the terms of the Indenture. Similar to the 5.50% Notes, the New Notes will provide for an interest make-whole payment in connection with conversions that occur prior to July 1, 2021.

If an event of default (as defined in the Indenture) occurs and is continuing (other than specified events of bankruptcy or insolvency with respect to the Company), the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding New Notes may declare all the outstanding New Notes to be due and payable immediately. If an event of default relating to specified events of bankruptcy or insolvency with respect to the Company occurs, all the outstanding New Notes will immediately become due and payable without any declaration or other act on the part of the trustee or any holders of the New Notes.  Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 180 days after such event of default, consist exclusively of the right to receive additional interest on the New Notes.

In addition, the Indenture requires the Company to use its reasonable best efforts to (i) seek stockholder approval of an amendment to the Company’s Third Amended & Restated Certificate of Incorporation, as amended, in order to increase the amount of authorized shares available for issuance thereunder, and (ii) if and when such approval is obtained, to reserve from such amount the number of shares that may be issued in respect of the New Notes and any other securities issued in connection with the Exchange.  In the Exchange Agreements, the Holders have granted a proxy to the Company authorizing the Company to vote any shares of common stock held by such Holder in favor of such amendment at any applicable meeting of the Company’s stockholders. If the Company is unable to obtain stockholder approval on or prior to July 1, 2018, the interest rate of the New Notes will increase to 10.0% unless and until such stockholder approval is obtained. The Exchange Agreements also provide that, for a period of nine months, the Company will not enter into additional exchange transactions with the other holders of the 5.50% Notes on terms more favorable to the noteholders (relative to the New Notes) without the written consent of the holders of a majority of the outstanding principal amount of the New Notes.

The foregoing summary is qualified in its entirety by reference to the Indenture, which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The information set forth under Item 1.01 of this Current Report is incorporated by reference herein.

Item 3.02 — Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report is incorporated by reference herein.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of December 27, 2017, by and among Egalet Corporation, the Guarantors party thereto as of the date thereof and The Bank of New York Mellon, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2017	Egalet Corporation

	By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer